SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant        X

Filed by a Party other than the Registrant

Check the appropriate box:

          Preliminary Proxy Statement

          Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

X         Definitive Proxy Statement

          Definitive Additional Materials

          Soliciting Material Pursuant to Rule 14a-12


                       FIRST MID-ILLINOIS BANCSHARES, INC.
                (Name of Registrant as Specified in its Charter)

                       FIRST MID-ILLINOIS BANCSHARES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):

X         No fee required.

          Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:
          2)   Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          4)   Proposed maximum aggregate value of transaction:
          5)   Total fee paid:

          Fee paid previously with preliminary materials.

          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
          2)   Form, Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:

                                                                           First
                                                           [LOGO]   Mid-Illinois
                                                                      Bancshares


                                                                  April 14, 2000



Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of First Mid- Illinois Bancshares, Inc., I cordially invite you to attend the Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc. to be held at 4:00 p.m. on May 17, 2000, in the lobby of First Mid-Illinois Bank & Trust, 1515 Charleston Avenue, Mattoon, Illinois.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the meeting. We have also enclosed a copy of the Company's 1999 Report to the Owners and its Annual Report on Form 10-K for the recently completed fiscal year. At the meeting we will report on Company operations and the outlook for the year ahead. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company's independent auditors, will be present to respond to any appropriate questions stockholders may have.

     I encourage you to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, HOWEVER, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will ensure that your shares are represented at the meeting. If you have any questions concerning these matters, please do not hesitate to contact me at
(217) 258-0415 or Christie Burich, Manager of Shareholder Services, at (217) 258-0493. We look forward with pleasure to seeing and visiting with you at the meeting.

                              Very truly yours,

                              FIRST MID-ILLINOIS BANCSHARES, INC.

                              /s/ William S. Rowland

                              William S. Rowland
                              CHAIRMAN AND CHIEF EXECUTIVE OFFICER



1515 Charleston Avenue  *  P.O. Box 499  *  Mattoon, IL 61938  *  Phone: (217)
                                   258-0493

                                                                           First
                                                           [LOGO]   Mid-Illinois
                                                                      Bancshares


                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 2000

                       FIRST MID-ILLINOIS BANCSHARES, INC.
                      1515 Charleston Avenue, P.O. Box 499
                             Mattoon, Illinois 61938
                                 (217) 258-0493

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc. will be held in the lobby of First Mid- Illinois Bank & Trust, 1515 Charleston Avenue, Mattoon, Illinois, on Wednesday, May 17, 2000, at 4:00 p.m., local time.

The meeting is for the purpose of considering and acting upon:

1.   The election of two directors of the Company; and

2. Such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 3, 2000 as the record date for the determination of the stockholders entitled to vote at the meeting and any adjournments thereof.

You are requested to complete and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed return envelope.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ William S. Rowland

William S. Rowland
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Mattoon, Illinois
April 14, 2000



1515 Charleston Avenue  *  P.O. Box 499  *  Mattoon, IL 61938  *  Phone: (217)
                                   258-0493

                                                                           First
                                                           [LOGO]   Mid-Illinois
                                                                      Bancshares


                                 PROXY STATEMENT



                               GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Mid-Illinois Bancshares, Inc. to be voted at the Annual Meeting of Stockholders to be held in the lobby of First
Mid-Illinois Bank & Trust, 1515 Charleston Avenue, Mattoon, Illinois, on Wednesday, May 17, 2000, at 4:00 p.m., local time. The Board of Directors would like to have all stockholders represented at the meeting. Please sign and return your proxy card in the enclosed return envelope.

     The accompanying Notice of Annual Meeting, this Proxy Statement and the proxy card are first being mailed to stockholders on or about April 14, 2000. The Company's Annual Report on Form 10-K for the recently completed fiscal year, which includes consolidated financial statements of the Company, is also enclosed.

     The Company is a diversified financial services company which serves the financial needs of central Illinois. The Company owns all the outstanding capital stock of First Mid-Illinois Bank & Trust, N.A., a national banking association with offices in Mattoon, Charleston, Effingham, Altamont, Neoga, Sullivan, Arcola, Taylorville, Tuscola, Monticello, Deland and Urbana, Illinois, and Mid-Illinois Data Services, Inc., a data processing company ("Data Services").

     Only holders of record of the Company's Common Stock at the close of business on April 3, 2000 (the "Record Date") will be entitled to vote at the annual meeting or any adjournments or postponements of such meeting. On the Record Date, the Company had 2,272,043 shares of Common Stock issued and outstanding. In the election of directors, and for any other matters to be voted upon at the annual meeting, each issued and outstanding share of Common Stock is entitled to one vote.

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. A stockholder who has executed a proxy has the power to revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company at 1515 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938, by executing and delivering a subsequently dated proxy, or by attending the annual meeting and voting in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW.

     A quorum of stockholders is necessary to take action at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock of the Company entitled to vote at the meeting will constitute a quorum. Votes cast by proxy or in person at the meeting will be tabulated by the inspector of election appointed for the meeting and will be counted as present for purposes of determining whether a quorum is present.

     The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Proxies are being solicited principally by mail and by telephone. In addition, directors, officers and regular employees of the Company may solicit proxies personally, by telephone, by fax or by special letter. The Company may also reimburse brokers, nominees and other fiduciaries for their reasonable expenses in forwarding proxy solicitation material to beneficial owners.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


     The following table sets forth, as of March 1, 2000, the number of shares of Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock (who are not also directors), each director nominee of the Company, each director, the "named executive officers" (as defined below) and all director nominees, directors and executive officers of the Company as a group.

                                                             AMOUNT AND NATURE OF                      PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                                    BENEFICIAL OWNERSHIP{(1)}                  STOCK OUTSTANDING
PRINCIPAL STOCKHOLDERS:
Margaret Lumpkin Keon                                             141,208{(2)}                               6.2%
21 Windward Road
Belvedere, California 94920
Mary Lumpkin Sparks                                               170,679{(3)}                               7.5%
2438 Campbell Road, N.W.
Albuquerque, New Mexico 87104
DIRECTOR NOMINEES, DIRECTORS AND
NAMED EXECUTIVE OFFICERS:
Charles A. Adams                                                  145,801{(4)}                               6.4%{(15)}
Kenneth R. Diepholz                                                32,961{(5)}                               1.5%{(15)}
Steven L. Grissom                                                   2,515{(6)}                               0.1%
Richard Anthony Lumpkin                                           421,591{(7)}                              18.5%{(15)}
Daniel E. Marvin, Jr.                                              37,265{(8)}                               1.6%{(15)}
Gary W. Melvin                                                     71,469{(9)}                               3.1%{(15)}
William S. Rowland                                                 14,110{(10)}                              0.6%{(15)}
Ray Anthony Sparks                                                 50,486{(11)}                              2.2%{(15)}
Stanley E. Gilliland                                               10,835{(12)}                              0.5%{(15)}
John R. Kuczynski                                                   5,570{(13)}                              0.2%{(15)}
All directors and executive officers as                           793,624{(14)}                             34.6%{(16)}
a group (13 persons)

____________________________

(1) Unless otherwise indicated, the nature of beneficial ownership for shares shown in this column is sole voting and investment power. The information contained in this column is based upon information furnished to the Company by the persons named above.

(2) The above amount includes 141,208 shares held under the Margaret L. Keon Trust, established under Article 5 of the Mary G. Lumpkin Trust dated January 31, 1984, of which trust Ms. Keon is trustee and beneficiary.

(3) The above amount includes 141,729 shares held under the Mary L. Sparks Trust, established under Article 5 of the Mary G. Lumpkin Trust dated January 31, 1984, with respect to which shares Mrs. Sparks has no voting or investment power. The shares held by this trust are also included in the number of shares reported as beneficially owned by Mr. Richard A. Lumpkin in this table. The above amount also includes 27,723 shares held in trust for the benefit of Richard Anthony Lumpkin's adult children for which Mrs. Sparks serves as trustee and of which shares Mrs. Sparks disclaims beneficial ownership.

(4) The above amount includes 103,220 shares of Common Stock held by a corporation which Mr. Adams is deemed to control. The above amount also includes 2,118 shares held by Mr. Adams' spouse, over which shares Mr. Adams has no voting and investment power, and options to purchase 500 shares of Common Stock. The above amount does not include 1,666 shares held by adult children of Mr. Adams.

(5)    The  above  amount  includes  options to purchase 2,000 shares of Common
       Stock.

(6) The above amount represents shares held by Mr. Grissom and his spouse, over which Mr. Grissom has shared voting and investment power.

(7) The above amount includes 18,739 shares held by The Lumpkin Foundation, of which Mr. Lumpkin serves as a director, and of which shares beneficial ownership is disclaimed. The above amount also includes 141,729 shares held under the Richard A. Lumpkin Trust and 141,729 shares held under the Mary Lee Sparks Trust, of which Mr. Lumpkin is trustee. Each such trust has been established under Article 5 of the Mary G. Lumpkin Trust dated January 31, 1984. The above amount also includes 38,409 shares held by McLeod USA Inc., of which Mr. Lumpkin is Vice Chairman of the Board, and of which shares beneficial ownership is disclaimed. The above amount also includes 67,685 shares held under the Gail Lumpkin Trust, over which shares Mr. Lumpkin has no voting or investment power. The above amount also includes options to purchase 2,000 shares of Common Stock. The above amount does not include 122,416 shares held by adult children of Mr. Lumpkin and 27,723 shares held in trust for the benefit of Mr. Lumpkin's adult children of which trust Mr. Lumpkin is not a trustee and of which shares beneficial ownership is also disclaimed.

(8) The above amount includes 4,327 shares held by Mr. Marvin's spouse, over which shares Mr. Marvin has no voting or investment power and of which Mr. Marvin disclaims beneficial ownership, and 531 shares held by Mr. Marvin's grandchildren, over which Mr. Marvin has shared voting and investment power. The above amount also includes options to purchase 6,125 shares of Common Stock.

(9)    The  above  amount includes options to purchase 2,000 shares  of  Common
       Stock.

(10)   The above amount  includes  options  to  purchase 3,500 shares of Common
       Stock.

(11) The above amount includes 7,843 shares held by Mr. Sparks' children, over which Mr. Sparks shares voting and investment power. The above amount also includes options to purchase 2,000 shares of Common Stock.

(12) The above amount includes 992 shares held by Mr. Gilliland and his spouse, over which Mr. Gilliland has shared voting and investment power. The above amount also includes options to purchase 1,750 shares of Common Stock.

(13)   The above amount includes options to purchase  1,250  shares  of  Common
       Stock.

(14) Includes an aggregate of 21,125 shares obtainable upon the exercise of options.

(15) Percentage is calculated on a partially diluted basis, assuming only the exercise of stock options by such individual which are exercisable within 60 days.

(16) Percentage is calculated on a fully diluted basis, assuming the exercise of all stock options which are exercisable within 60 days by individuals included in the above table.

     As of March 1, 2000, the Bank acted as sole or co-fiduciary with respect to trusts and other fiduciary accounts which own or hold 283,588 shares or 12.3% of the outstanding Common Stock of the Company, over which the Bank has sole voting and investment power with respect to 94,753 shares or 4.1% of the outstanding Common Stock and shared voting and investment power with respect to 188,834 shares or 8.2% of the outstanding Common Stock.


                       PROPOSAL I - ELECTION OF DIRECTORS


     The directors of the Company are divided into three classes having staggered terms of three years. At the annual meeting, the stockholders will be entitled to elect two Class II directors for a term expiring in 2003. Following the death of William G. Roley (who had served as a Class II director), the Board of Directors reduced the number of directors from eight to seven, which resulted in a reduction in the number of Class II directors from three to two. The Board of Directors subsequently increased the size of the board back to eight on March 22, 2000, thereby increasing the number of Class I directors from two to three. Steven L. Grissom was appointed by the Board of Directors to fill the vacancy created by such increase. Mr. Grissom will stand for re-election along with the other Class I directors at the 2002 annual stockholders meeting.

     For this year's annual stockholders meeting, the Board of Directors has nominated for election as Class II directors Richard Anthony Lumpkin and William
S. Rowland. Messrs. Lumpkin and Rowland have served as directors of the Company since 1982 and 1991, respectively. The two individuals receiving the highest number of votes cast will be elected as directors of the Company and will serve as Class II directors for three year terms expiring in 2003. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

     The following table sets forth as to each nominee and director continuing in office, his name, age, principal occupation and the year he first became a director of the Company. Unless otherwise indicated, the principal occupation listed for each person below has been his occupation for the past five years.

                       AGE AT APRIL                                      YEAR FIRST      YEAR
                          1, 2000                                          BECAME        TERM
NAME                                PRINCIPAL OCCUPATION                  DIRECTOR      EXPIRES
DIRECTOR NOMINEES
Richard Anthony        65           Director  of  the Bank (since 1966)     1982          2000
Lumpkin                             and of the Company; former Chairman
                                    of   the   Board  of   Consolidated
                                    Communications  Inc.  (until 1997),
                                    Director Ameren CIPS (since  1995);
                                    Director   of  Illuminet  Holdings,
                                    Inc. (since  1989);  Vice Chairman,
                                    McLeod   USA  Inc.  (since   1997);
                                    Chairman,   Illinois   Consolidated
                                    Telephone Company (since 1990).
William S. Rowland     53           Chairman,      President,     Chief     1991          2000
                                    Executive Officer  and  Director of
                                    the    Company;    Executive   Vice
                                    President  (1997-1999),   Treasurer
                                    and Chief Financial Officer  (1989-
                                    1999)  of the Company; Director  of
                                    Data   Services    (since    1989);
                                    Director   (since  1999),  Chairman
                                    (since  1999)  and  Executive  Vice
                                    President (1989-1999) of the Bank.
DIRECTORS CONTINUING IN OFFICE
Charles A. Adams       58           Director  of the Bank (since 1989),     1984          2001
                                    of Data Services  (since  1987) and
                                    of  the Company; President,  Howell
                                    Paving, Inc.
Daniel E. Marvin, Jr.  61           Retired; Chairman, President, Chief     1982          2001
                                    Executive  Officer  (1983-1999) and
                                    Director  of the Company;  Director
                                    (since 1980), Chairman (1983-1999),
                                    President   and   Chief   Executive
                                    Officer (1983-1997)  of  the  Bank;
                                    Director  of  Data  Services (1987-
                                    1992).
Ray Anthony Sparks     43           Director  of  the Bank (since 1997)     1994          2001
                                    and  of  the Company;  Director  of
                                    Data Services  (since 1996); former
                                    President of Elasco  Agency  Sales,
                                    Inc.  and  Electrical  Laboratories
                                    and   Sales   Corporation;  private
                                    investor.
Kenneth R. Diepholz    61           Director  of  the Bank (since 1984)     1990          2002
                                    and  of  the  Company;   President,
                                    Diepholz   Chevrolet,   Oldsmobile,
                                    Cadillac and Geo; Owner,  D-Co Coin
                                    Laundry and Diepholz Rentals.
Steven L. Grissom      47           Director   of   the  Bank  and  the     2000          2002
                                    Company (since 2000);  Treasurer of
                                    Illinois   Consolidated   Telephone
                                    Company        (since        1989);
                                    Administrative   Officer   of   SKL
                                    Investment Group, LLC (since 1997).
Gary W. Melvin         50           Director  of  the Bank (since 1984)     1990          2002
                                    and  of  the Company;  Director  of
                                    Data  Services  (since  1987);  Co-
                                    Owner, Rural King Stores.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
                 LUMPKIN AND ROWLAND FOR A TERM OF THREE YEARS.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


     The Board of Directors of the Company has established an audit committee and a compensation committee. These committees are composed entirely of outside directors. The Board has also created other company-wide committees composed of officers of the Company and its subsidiaries. The Company does not maintain any standing nominating committee. The full Board acts on all matters relating to the nomination of individuals for election as directors.

     Members of the audit committee are Messrs. Adams, Diepholz, Lumpkin, Melvin and Sparks. The audit committee reports to the Board of Directors and has the responsibility to review and approve internal control procedures, accounting practices and reporting activities of the Company's subsidiaries. The committee also has the responsibility for establishing and maintaining communications between the Board and the independent auditors and regulatory agencies. The audit committee reviews with the independent auditors the scope of their examinations, with particular emphasis on the areas to which either the audit committee or the auditors believe special attention should be directed. It also reviews the examination reports of regulatory agencies and reports to the full Board regarding matters discussed therein. Finally, it oversees the establishment and maintenance of effective controls over the business operations of the Company's subsidiaries. The audit committee met four times in 1999.

     The members of the compensation committee are Messrs. Adams, Diepholz, Lumpkin, Melvin, Marvin and Sparks. Mr. Marvin joined the compensation committee in June, 1999 following his retirement in May, 1999 as Chairman, President and Chief Executive Officer of the Company. The compensation committee reports to the Board of Directors and has responsibility for all matters related to compensation of executive officers of the Company, including review and approval of base salaries, conducting a review of salaries of executive officers compared to other financial services holding companies in the region, fringe benefits, including modification of the retirement plan, and incentive compensation. The compensation committee met one time in 1999.

     A total of 14 regularly scheduled and special meetings were held by the Board of Directors of the Company during 1999. During 1999, all directors attended at least 75 percent of the meetings of the Board and the committees on which they served.


                             EXECUTIVE COMPENSATION


     SUMMARY COMPENSATION INFORMATION. The following table summarizes compensation for services to the Company and the Company's subsidiaries for the years ended December 31, 1999, 1998 and 1997 paid to or earned by any person serving as the Chief Executive Officer of the Company and the two other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the year ended December 31, 1999. These individuals are sometimes herein referred to as the "named executive officers."

                                                                     ANNUAL                          SECURITIES    ALL OTHER
NAME AND                                                         COMPENSATION{(1)       }            UNDERLYING     COMPEN-
PRINCIPAL POSITION                      Year                                                            Options (#)           sation

                                                            SALARY{(2)}       BONUS
William S. Rowland, Chairman,          1999             $ 138,662        $ --{(3)}                5,500{(3)}         $ 15,527{(4)}
President and Chief Executive Officer
of the Company from May 19, 1999 to
December 31, 1999
                                       1998             $ 110,000        $ 21,828                 2,000              $ 13,785{(4)}
                                       1997             $ 110,000        $ 21,450                 6,000              $ 13,912{(4)}
Daniel E. Marvin, Jr., Chairman,       1999             $ 106,303        $ 22,960                  --                $ 31,776{(5)}
President and Chief Executive Officer
of the Company from January 1, 1999 to
May 19, 1999
                                       1998             $ 170,338        $ 44,594                 2,500              $ 26,238{(5)}
                                       1997             $ 170,338        $ 45,608                10,000              $ 27,093{(5)}
Stanley E. Gilliland, Vice President   1999             $ 103,000        $ 15,903                 1,000              $ 6,977{(6)}
of the Company
                                       1998             $ 96,000         $ 13,286                 1,000              $ 6,676{(6)}
                                       1997             $ 96,000         $ 15,264                 3,000              $ 6,686{(6)}
John R. Kuczynski, Vice President of   1999             $ 101,045        $ 13,419                 1,000              $ 7,396{(6)}
the Company
                                       1998             $ 98,045         $ 22,226                 1,000              $ 6,877{(6)}
                                       1997             $ 98,045         $ 16,569                 2,000              $ 6,448{(6)}

____________________________

(1) None of the named executive officers received any perquisites or other personal benefits, securities, or property in an amount exceeding 10% of his salary and bonus during 1999, 1998 and 1997.

(2)  Includes deferred amounts.

(3) In lieu of a cash bonus in 1999, Mr. Rowland was awarded in January, 2000 options to purchase 3,000 shares of Common Stock, in addition to the options to purchase 2,500 shares of Common Stock awarded in December, 1999. See discussion below under "Compensation Committee Report."

(4) Represents the Company's contributions to its retirement plan for 1999, 1998 and 1997 of $9,629, $7,887 and $8,014, respectively, and an annual premium payment for an insurance policy purchased to fund a supplemental retirement and death benefit for Mr. Rowland in the amount of $5,898 for each year.

(5) Represents the Company's contributions to its retirement plan for 1999, 1998 and 1997 of $10,304, $12,957 and $13,812, respectively, and premium payments for an insurance policy purchased to fund a supplemental retirement and death benefit for Mr. Marvin in the amount of $13,281 for each year. For 1999, this amount also includes $8,191 for prepaid social security taxes.

(6)  Represents the Company's contributions to its retirement plan.

     The following table sets forth information regarding individual grants of stock options made for 1999 to the named executive officers.

                     NUMBER OF     PERCENT OF                            POTENTIAL REALIZABLE
                     SECURITIES    TOTAL OPTIONS                                VALUE
                     UNDERLYING    GRANTED TO    EXERCISE      EXPIR-    AT ASSUMED ANNUAL RATES
                     OPTIONS       EMPLOYEES IN  PRICE          ATION    OF STOCK PRICE APPRECIA-
NAME                 GRANTED       FISCAL YEAR   PER SHARE      DATE     TION FOR OPTION TERM
                    (#){(1)}                                               5%              10%
William S. Rowland    2,500            38%        $ 34.50     12/13/09   $  54,250     $ 137,450
                      3,000{(2)}       N/A        $ 34.50     01/18/10   $  65,100     $ 164,940
Stanley E. Gilliland  1,000            15%        $ 34.50     12/13/09   $  21,700     $  54,980
John R. Kuczynski     1,000            15%        $ 34.50     12/13/09   $  21,700     $  54,980

_________________________

(1) The options become exercisable with respect to 25% of the shares covered thereby on each of the first four anniversaries of the date of grant.

(2) In lieu of a cash bonus in 1999, Mr. Rowland was awarded in January, 2000 options to purchase 3,000 shares of Common Stock.


     The following table sets forth information regarding the year-end values of unexercised stock options held by the named executive officers.

                                                NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED       IN-THE-MONEY STOCK
                                                STOCK OPTIONS AT FISCAL      OPTIONS AT
                                                   YEAR END (#)              FISCAL YEAR END{(1)}
                       SHARES
                      ACQUIRED       VALUE                                   EXER-     UNEXER-
NAME                on Exercise(#)  Realized    EXERCISABLE   UNEXERCISABLE  CISABLE    CISABLE
William S. Rowland       --            --        3,500         7,000{(2)}    $ 24,250   $ 25,500
Daniel E. Marvin, Jr.    --            --        5,625         6,875         $ 44,675   $ 44,675
Stanley E. Gilliland     --            --        1,750         3,250         $ 12,125   $ 12,625
John R. Kuczynski        --            --        1,250         2,750         $ 6,380    $ 6,880

________________________

(1) This amount represents the difference between the market value of one share of the Company's Common Stock on December 31, 1999 ($35.00) and the option exercise price times the total number of shares subject to exercisable or unexercisable options.

(2) Does not include the options to purchase 3,000 shares of Common Stock awarded to Mr. Rowland in January, 2000.


     EMPLOYMENT AGREEMENTS. In June, 1999, following his appointment as Chairman, President and Chief Executive Officer of the Company, the Company entered into a new employment agreement with William S. Rowland. The employment agreement generally provides for an initial base salary, which may be increased but not decreased, and a bonus of up to 35% of base salary, as well as other benefits under the agreement. The agreement has an initial term of three years, which may be extended upon mutual agreement. In the event of termination of Mr. Rowland's employment by the Company without cause, the Company will be obligated to pay an amount equal to one year's salary. Under certain circumstances, if Mr. Rowland's employment discontinues following a change in control of the Company, the successor to the Company is obligated, among other things, to make a lump sum payment in amount equal to two years' base salary. The employment agreement includes a covenant which limits the ability of Mr. Rowland to compete with the Bank for a period of two years following the termination of his employment. The Company has also entered into a similar agreement with John W. Hedges, who became the Bank's President in October, 1999.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The members of the compensation committee of the Board of Directors of the Company for the fiscal year ended December 31, 1999 were Messrs. Adams, Diepholz, Lumpkin, Melvin, Marvin and Sparks. Mr. Marvin joined the compensation committee in June, 1999 following his retirement in May, 1999 as Chairman, President and Chief Executive Officer of the Company. No other member of the compensation committee is a former or current officer or employee of the Company or its subsidiaries.

     COMPENSATION   COMMITTEE  REPORT.   It  is  the  compensation   committee's
responsibility to evaluate the performance of management, review total management compensation levels and consider management succession and other related matters. The committee reviews and approves in detail all aspects of compensation for the nine highest paid officers within the Company and uses state, regional and national salary studies to ascertain existing market conditions for personnel.

     The compensation philosophy of the Company is that executive compensation be linked to the interests of the Company's shareholders and that a portion of the annual compensation of each officer relates to and must be contingent upon the performance of the Company, as well as the individual contribution of each officer. As a result, a portion of each executive officer's annual compensation is based upon the officer's performance, the performance of the operating unit for which the officer has primary responsibility and the performance of the Company as a whole. In 1993, the formulas for measuring performance and awarding bonuses were refined and improved so as to more objectively link financial and individual performance with bonus amounts.

     During 1999, the Company's net income amounted to $5,232,000, a $170,000 (3.4%) improvement from 1998's level. In addition, the Company's market share increased and various other improvements were made in the Company's operating and administrative functions. Accordingly, Messrs. Marvin, Gilliland and Kuczynski were awarded incentive bonuses of $22,960, $15,903 and $13,419, respectively. To more directly link Mr. Rowland's compensation with the interests of shareholders, Mr. Rowland was awarded a supplemental grant of 3,000 incentive stock options in lieu of a cash bonus. These options are generally subject to the same terms and conditions as the option grants made at the end of fiscal 1999.

     The relationships between the base salaries and incentive compensation of Messrs. Rowland, Marvin, Gilliland and Kuczynski for 1999, 1998 and 1997 were as follows:


                          Incentive Compensation as a % of Base Salary
                            1999           1998          1997
William S. Rowland           --%{(*)}       20%           20%
Daniel E. Marvin, Jr.        22%            26%           27%
Stanley E. Gilliland         15%            14%           16%
John R. Kuczynski            13%            23%           17%
________________

* In lieu of a cash bonus, Mr. Rowland was awarded additional options. See above discussion.


     This Compensation Committee Report is submitted by the compensation committee of the Company.


                      COMMON STOCK PRICE PERFORMANCE GRAPH


     The following Common Stock price performance graph compares the cumulative total stockholder return on a $100 investment in the Company's Common Stock to the cumulative total return of the S & P 500 Index and the Nasdaq Bank Stock Index for the period December 31, 1994 through December 31, 1999. The amounts shown assume the reinvestment of dividends.


                                [graphic omitted]


                                            12/31/94    12/31/95      12/31/96     12/31/97     12/31/98     12/31/99
First Mid-Illinois Bancshares, Inc.           $100          $132          $161         $256         $287         $295
S & P 500                                     $100          $138          $169         $226         $290         $351
NASDAQ Bank Stocks                            $100          $149          $197         $329         $327         $314




                             DIRECTORS' COMPENSATION


     Directors of the Company received a $1,800 quarterly retainer for serving on the Board of Directors in 1999. Directors who are not employees of the Company also were granted in 1999 options to purchase 500 shares of the Company's Common Stock at an exercise price of $34.50 per share. Such options have terms of ten years and became exercisable on their date of grant. Additionally, the Company provides retirement pension benefits to non-employee directors who have attained the age of 70 and who have served as a director for a minimum of ten years upon retirement. The pension is equal to 75% of the compensation received by the director from the Company in the year before retirement. Directors who are not employees of the Company also receive health insurance.


                          TRANSACTIONS WITH MANAGEMENT


     Directors and officers of the Company and its subsidiaries and their associates, were customers of and had transactions with the Company and its subsidiaries during 1999. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time or comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     McLeod USA Inc., of which Richard A. Lumpkin is Vice Chairman and a significant shareholder, provides certain telecommunication services to the Company on an ongoing basis.


           NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS OF DIRECTORS


     Any stockholder wishing to nominate an individual for election as a director must comply with certain provisions in the Company's Certificate of Incorporation. The Company's Certificate of Incorporation establishes an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors of the Company, of candidates for election as directors. Generally, such notice must be delivered to or mailed to and received by the Secretary of the Company not fewer than 14 days nor more than 60 days before any meeting at which directors are to be elected. The stockholder must also comply with certain other provisions set forth in the Company's Certificate of Incorporation relating to the nomination of an individual for election as a director. For a copy of the Company's Certificate of Incorporation, which includes the provisions relating to the nomination of an individual for election as a director, an interested stockholder should contact the Secretary of the Company at 1515 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938.


                         INDEPENDENT PUBLIC ACCOUNTANTS


     The Board of Directors has selected KPMG LLP, independent certified public accountants, to serve as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2000. KPMG LLP has served as the Company's independent auditors since 1992. A representative from KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.


              INCLUSION OF STOCKHOLDER PROPOSALS IN PROXY MATERIALS


     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 1515 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938, no later than December 16, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.


                                  OTHER MATTERS


     The Board of Directors of the Company does not intend to present any other matters for action at the annual meeting, and the Board has not been informed that other persons intend to present any other matters for action at the annual meeting. However, if any other matters should properly come before the annual meeting, the persons named in the accompanying proxy intend to vote thereon, pursuant to the proxy, in accordance with the recommendation of the Board of Directors of the Company.